Modis Professional Services, Inc.

                             Audit Committee Charter



Organization

There shall be a committee of the board of directors to be known as the audit committee, whose members are independent of management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


Independence

For purpose of serving on the audit committee, a member will not be considered to be independent unless they have no relationship with the corporation that may interfere with the exercise of their independence from management and the corporation. Specifically, the member:

          Shall not have been employed by the corporation or any of its affiliates for the current year or any of the past three years;

          Shall not have accepted any compensation from the corporation or any of its affiliates other than compensation for board service or benefits under a tax qualified plan (taking into account the materiality of the relationship to the director such that it is judged that the relationship does not interfere with the director's service of independent judgment);

          Shall not be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer;

          Shall not have a direct business relationship with the Company (e.g., as a consultant) and shall not be a partner, a controlling shareholder or executive officer of any organization that has a business relationship with the Company unless the Company's board of directors determines that the relationship does not interfere with the director's exercise of independent judgment;

          Shall not be employed as an executive officer of another company where any of the corporation's executives served on the company's compensation committee.


Qualifications and Composition

The composition and qualifications of the audit committee shall be as follows:

          Number of members - The audit committee shall consist of at least three members, all of whom qualified under the above independent rules.

          Financial literacy - All audit committee members shall be financially literate, as interpreted by the board.

          Accounting or related financial management expertise - At least one audit committee member shall have accounting or financial management expertise, as interpreted by the board. For purposes of this committee, a person shall be deemed as having the appropriate expertise based on a professional certification in accounting, or other comparable experience or background resulting in the individual's financial background resulting in the individual's sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.


Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders, and the investment community relating to corporate accounting, financial reporting practices, and the quality and the integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.


Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures shall be a working document subject to annual review and approval, in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and reporting practices of the corporation are in accordance with all applicable requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

                    Recommend  the  selection  of the  independent  auditor  for approval by the board of directors to audit the financial statements of the corporation, and approve the discharge of the independent auditor, where appropriate.

                    Communicate to the recommended independent auditor that they are ultimately accountable to the audit committee and the board of directors, as representative of the shareholders, and that the board of directors has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor.

                    Meet  annually  with the  independent  auditor and financial management of the corporation to review the scope of the annual audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditor.

                    Review with the independent  auditor, the company's internal auditor, as well as financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvements of such internal control procedures or particular areas where new or more detailed controls or procedures would be more desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that be deemed illegal or otherwise improper.

                    Obtain from the  independent  auditors on an annual  basis a formal written statement delineating all relationships between the auditor and the company; and, engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independent of the auditor and/or make recommendations to the board of directors take appropriate actions to ensure the independence of said outside independent auditors.

                    Review the internal audit function of the  corporation,  the proposed audit plan for the coming year, and the coordination of such plans with the independent auditors.

                    Receive  prior to each  meeting,  a summary of findings from completed internal audits and a progress report on the proposed internal audit plan for the year, with explanations of any deviations from original plan.

                    Submit minutes of all meeting of the audit  committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

                    Investigate  any matter brought to its attention  within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

                    Prepare a report for inclusion in the company's annual proxy statement that the audit committee has adopted a formal written charter and that the committee has satisfied its responsibilities during the year in compliance with its charter.

                    Discuss with the independent  auditor the auditor's judgment about the quality, not just the acceptability of the company's accounting principles used in its financial reporting. The discussion should include such issues as the clarity of the company's financial disclosures and the degree of aggressiveness or conservatism of the company's accounting principles as well as the underlying estimates and other significant decisions made by management in preparing various financial disclosures which were reviewed by the outside auditors.

                    Prepare a letter from the audit  committee  for inclusion in the company's annual report to shareholders and the Form 10-K disclosing whether or not, with respect to the prior fiscal year:
               (i) Management has reviewed the audited financial statements with the audit committee, including a discussion of the quality of the accounting principles applied and significant judgments affecting the company's financial statements; (ii) the independent auditors have discussed the matters required by SAS-61 with the audit committee including the outside auditor's judgment of the quality of those principles as applied and judgments reference in (i) above under the circumstances; (iii) the members of the audit committee have discussed amongst themselves, without management or the outside auditor present, the information disclosed to the audit committee and described in (i) and (ii) above; and (iv) the audit committee, in reliance on the review and discussions conducted with management and the outside auditor pursuant to (i) and (ii) above, believe that the company's financial statements are fairly presented in conformity with generally accepted accounting principles (GAAP) in all material respects.

                    Require the company's independent auditor conduct an interim financial review in accordance with SAS-71 prior to the company's filing of its Form 10-Q. And, that the outside auditor discuss with the committee, or at least its chairman, and a representative of financial management, the matters discussed in AU Section 380, Communications with the Audit Committee, prior to the filing of Form 10-Q, including significant adjustments, management judgments and accounting estimates, significant new accounting policies and/or disagreements with management.

                    Prepare an annual written statement to the NYSE confirming:

                         The board has reviewed and approved the  qualifications
                    of the audit committee;

                         The board has performed a review and  re-evaluation  of
                    the audit committee charter and;

                         The board  shall  submit a copy of the  charter  in any
                    year it is amended, and, at a minimum, once every three years.